As filed with the Securities and Exchange Commission on
                               September 29, 2003
                           Registration No. 000-31779

                                   -----------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

     Florida                                                   65-0928369
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification
                                                             No.)

  145 Huguenot Street, New Rochelle, New York                 10801
  (Address of Principal Executive Offices)                   (Zip Code)

                                   Consulting
                           Shares Issued For Services
                            (Full title of the Plan)

                              Ben Jamil, President
                    Security Intelligence Technologies, Inc.
                               145 Huguenot Street
                          New Rochelle, New York 10801
                     (Name and address of agent for service)

                                  (914)654-8700

                                   copies to:
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                               Freehold, NJ 07728
                                 (732) 409-1212

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

  CALCULATION OF REGISTRATION FEE
                                        Proposed      Proposed
  Title of                              maximum       maximum
  securities         Amount             Offering      aggregate     Amount of
  to be              to be              price per     offering     regristration
  registered         registered(3)(4)   share(1)(2)   price         fee
(1)
  ----------         ----------         -----------   -------       -------
-
  Common Stock,      720,000              $ .73       $525,600      $48.36
  $.0001 par value


(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of our Common Stock on September 26, 2003 a date within five(5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Represents the maximum number of shares that may be issued under the above-named Consulting Agreement and 2003 Stock Incentive Plan.

(4) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         X Yes            No

                                    PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) Our quarterly reports on Form 10Q-SB filed on May 20, 2003, February 19, 2003 and November 19, 2002.

(b) Our annual report on Form 10-KSB for the year ended June 30, 2002 filed on November 6, 2002 pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(c) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Florida law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Florida law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number Description
------ -----------

4.1 Consulting Agreement between Jason Lyons and us dated July 18, 2003

4.2 2003 Stock Incentive Plan

5.1 Consent and Opinion of Anslow & Jaclin, LLP.

23.1 Consent of Schneider & Associates LLP


Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New Rochelle, State of New York, on September 29, 2003.

                           SECURITY INTELLIGENCE TECHNOLOGIES, INC.

                           By: /s/ Ben Jamil
                               ---------------------------
                               BEN JAMIL
                               President, CEO and Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                  Date

By:  /s/ Ben Jamil                          September 29, 2003
     -------------------------------
     BEN JAMIL
     President, CEO and Director

4.1 Consulting Agreement between Jason Lyons and us dated July 18, 2003


                              CONSULTING AGREEMENT
                              --------------------

         THIS CONSULTING AGREEMENT, dated as of July 18, 2003 (the "Agreement"), by and between Security Intelligence Technologies, Inc. a Florida Corporation (the "Company"), and Jason S. Lyons, an individual residing in the State of Florida (the "Consultant") (individually, a "Party", collectively, the "Parties").

                                    RECITALS
                                    --------

         WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain strategic, financial and other general corporate consulting services to the Company.

         WHEREAS, in connection with and in consideration for such services, the Company has agreed to compensate Consultant with warrants to purchase common stock of the Company in lieu of cash payment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

                  1. Services. Consultant agrees to familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic, financial, and other general corporate consulting services to the Company ("Services"), including but not limited to: (i) identifying prospective strategic partners and strategic alliances; (ii) planning, strategizing and negotiating with potential strategic business partners; (iii) assisting with business development; (iv) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business; (v) developing strategic planning issues; (vi) providing management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company, making recommendations to enhance the operational efficiency of the Company; and (vii) consulting on alternatives to enhance the growth of the Company. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

                  2. Compensation. (i) In consideration of the Services to be provided by the Consultant, and in lieu of a cash payment, the Company agrees to issue to Consultant and/or its designee(s) warrants (the "Warrants") to purchase 400,000 shares ("Shares") of the Company's common stock. The Warrants shall be exercisable for a period of two years from the date hereof with the following exercise prices: (A) Warrant to purchase 100,000 shares of common stock shall have an exercise price of $0.45 per share; (B) Warrant to purchase 100,000 shares of common stock shall have an exercise price of $0.55 per share; (C) Warrant to purchase 100,000 shares of common stock shall have an exercise price of $0.75 per share; (D) Warrant to purchase 100,000 shares of common stock shall have an exercise price of $1.00 per share; The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Consultant and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for change of control, weighted-average price based anti-dilution and call features.

                           (ii) The Company hereby agrees to register the
Warrants and the Shares underlying the warrants by filing a Form S-8 Registration Statement covering the Shares within thirty (30) business days of the date of this Agreement. Consultant shall take any action reasonably requested by the Company in connection with registration or qualification of the Warrants and Shares under federal or state securities laws

                           (iii) In addition to the foregoing, the Company shall
reimburse the Consultant for such business expenses which the Consultant incurs solely in connection with the performance of the Services hereunder. The Consultant shall obtain the prior written approval of the Company before incurring any expenses for which the Consultant will seek reimbursement from the Company. The Consultant must submit receipts for all expenses and otherwise comply with all of the Company's general policies for expense reimbursement in order to receive payment therefor. The Company shall reimburse the Consultant for expenses within fifteen (15) days following submission of all required documentation.
                           (iv) It is expressly understood and agreed that in
connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

         3. Term. Consultant's engagement shall be for a period of One (1) year ("Term"). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party.

         4. Information. The Company shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

         5. Timely Appraisals. The Company hereby agrees to use its commercially reasonable efforts to keep Consultant up to date and apprised of all business, market and legal developments related to the Company and its operations and management. Accordingly:

                           (i) the Company shall provide Consultant with copies
of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;
                           (ii) the Company shall promptly notify Consultant of
all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Consultant, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Consultant;

                           (iii) the Company shall also provide directly to
Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Consultant from time to time; and

                           (iv) Consultant shall keep all documents and
information supplied to it hereunder confidential.

         6. Representations and Warranties. The Consultant hereby represents and warrants to the Company that:

                    (i) he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

                    (ii) in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, "Intellectual Property") of any third party;


                    (iii) the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

         7. Relationship of the Parties. The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

         8. Reliance on Others. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

         9. No Rights in Shareholders, etc. The Company recognizes that Consultant has been engaged only by the Company, and that the Company's engagement of Consultant is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Consultant or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Consultant or any statements, advice, opinions or conduct by Consultant. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Consultant are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Consultant's role herein is that of an independent contractor;
nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Consultant.

         10. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

         11. Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto.

         12. Amendments. No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

         13. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of New York or the federal courts residing in the State of New York.

         14. Binding Effect. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

         15. Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service or by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this section.

         16. Unenforceability;Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

         17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

         IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

                                SECURITY INTELLIGENCE TECHNOLOGIES, INC.



                                              By: /s/ Ben Jamil
                                                  ------------------------------
                                                  Name: Ben Jamil
                                                  Title: Chief Executive Officer

                                                  CONSULTANT


                                                  By: /s/ Jason Lyons
                                                      --------------------------
                                                            Jason S. Lyons

4.2 2003 Stock Incentive Plan

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.

                            2003 Stock Incentive Plan

1.  Purpose; Definitions.

     The purpose of the Security Intelligence Technologies, Inc. 2003 Stock Incentive Plan (the "Plan") is to enable Security Intelligence Technologies, Inc. (the "Company") to attract, retain and reward the key employees, director and consultants as hereinafter set forth.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (d) "Commission" means the Securities and Exchange Commission or any successor thereto.

     (e) "Common Stock" means the Common Stock, par value $.0001 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

     (f) "Company" means Security Intelligence Technologies, Inc., a Florida corporation, or any successor corporation.

     (g) "Eligible Persons" means persons who are natural persons and whose services to the Company are not in connection with the offer or sale of securities in a capital-raising transactions and do not directly or indirectly promote or maintain a market for the Company's securities.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (i) "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option as defined in Section 422 of the Code.

     (j) "Plan" means this Security Intelligence Technologies, Inc. 2003 Stock Incentive Plan, as hereinafter amended from time to time.

     (k) "Stock Grant" means an award of shares of Stock that is subject to restrictions under Section 6 of the Plan.

     (l) "Stock Option" or "Option" means any option to purchase shares of Common Stock as set forth in Section 5 of the Plan.

     (m)"Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company), in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock, partnership interests or membership interests in limited liability companies) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

2. Administration.

     The Plan shall be administered by a Committee of not less than two directors of the Company who shall be appointed by the Board and who shall serve at the pleasure of the Board. If, and to the extent that, no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board.

3. Common Stock Subject to Plan.

     (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be three hundred twenty thousand (320,000) shares of Common Stock. In the event that Options granted pursuant to said Section 4 shall for any reason terminate or expire unexercised or Stock Grants granted pursuant to Section 6 shall be forfeited, such number of shares of Common Stock shall be available for the registrant pursuant to Stock Options or Stock Grants pursuant to the Plan.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and the Options, in the number and option price of shares of Common Stock subject to outstanding Options, as may be determined to be appropriate by the Committee, in its reasonable discretion and consistent with generally accepted accounting principles consistently applied, provided that the number of shares subject to any Option shall always be a whole number.

4. Grant of Options. The Committee may grant Non-Qualified Stock Options under the Plan to Eligible Persons. Options granted under the Plan shall be at such exercise price, not less than the par value per share, and shall have such term and shall be exercisable in such installments as the Committee shall, in its sole discretion, determine.

5. Exercise of Options.

     (a) The Options may be exercised by payment of cash or of shares of Common Stock having a value equal to the exercise price. The value of the Common Stock shall mean the closing price of the Common Stock on the date the Option is exercised.

     (b) The Committee may at any time offer to buy out for a payment in cash or Common Stock, any Option in whole or in part and without regard to whether the Option is then exercisable on such terms and conditions as the Committee shall establish and communicate to the Option Holder at the time that such offer is made. Nothing in this Paragraph 5(b) shall require any Option Holder to accept such offer.

6. Stock Grants.

     (a) Administration. Shares of Stock Grant may be issued to Eligible Persons either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Stock Grants will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Stock Grant, subject to Paragraph 6(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Stock Grant upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Stock Grant awards need not be the same with respect to each recipient.

     (b) Awards and Certificates.

          (i) The prospective recipient of a Stock Grant shall have such rights with respect to such award as are determined by the Committee, and, if requested by the Committee, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (ii) The purchase price for shares of Stock Grant may be equal to or less than their par value and may be zero. Stock Grants may be issued to Eligible Persons in consideration for services rendered.

          (iii)Awards of Stock Grant must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Stock Grant Award Agreement (if required by the Committee) and paying the price, if any, required under Paragraph 6(b)(ii).

          (iv) Each participant receiving a Stock Grant shall be issued a stock certificate in respect of such shares of Stock Grant. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; provided, however, that if such Stock Grant is not subject to restrictions, the certificate shall only have such legends, if any, as may be required by applicable federal securities laws.

          (v) If the Stock Grant is subject to restrictions, the Committee shall require that (A) the stock certificates evidencing shares of Stock Grant be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Stock Grant award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock Grant covered by such award.

     (c) Restrictions and Conditions. The shares of Stock Grant awarded pursuant to this Section 6 may, in the discretion of the Committee, be subject to any one or more of the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award
(the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Stock Grant awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this Paragraph 6(c)(ii) and Paragraph 6(c)(i) of the Plan, the participant shall have, with respect to the shares of Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 6(c)(v) of the Plan, in additional Stock Grant to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Stock Grant shall be treated as additional shares of Stock Grant that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Stock Grant, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Stock Grant.

          (iii)Subject to the applicable provisions of the award agreement and this Section 6, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and  when  the  Restriction  Period  expires  without  a prior
forfeiture  of  the  Stock  Grant  subject  to  such  Restriction   Period,
certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

          (v) The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock Grant at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

7. Amendments. Neither this Plan nor the Options or Stock Grants granted pursuant to this Plan may be amended, altered or discontinued as to any Option Holder without the approval of the Option Holder or the holder of the Stock Grant.

8. General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to an Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of an Option Holder for Federal income tax purposes with respect to any Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

9. Effective Date of Plan. The Plan shall be effective as of July 3, 2003 the date the Plan was approved by the Board.

5.1  Consent and Opinion of Anslow & Jaclin, LLP.



           ANSLOW & JACLIN, LLP                         RICHARD I. ANSLOW
                                                     Admitted in NJ, NY, DC
           COUNSELORS AT LAW                      E-Mail: Ranslow@anslowlaw.com

                                                         GREGG E. JACLIN
                                                       Admitted in NJ, NY
                                                  E.Mail: Gjaclin@anslowlaw.com

                                                        ROSS A. GOLDSTEIN
                                                       Admitted in NJ, NY
                                                E-Mail: Rgoldstein@anslowlaw.com
                                                   ------------------------
                                                   Website: www.anslowlaw.com
                                                   E-Mail: Firm@anslowlaw.com



September 29, 2003

Combined Opinion and Consent

Security Intelligence Technologies, Inc.
145 Huguenot Street
New Rochelle, New York 10801

     Re: Security Intelligence Technologies, Inc.

Gentlemen:

We have acted as counsel to Security Intelligence Technologies, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 720,000 shares (the "Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.


Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida;
(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.


This opinion is limited to the General Corporation Law and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/   Gregg Jaclin
       --------------------------
       ANSLOW & JACLIN, LLP










 4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728 Tel: (732) 409-
                            1212 Fax: (732) 577-1188

23.1 Consent of Schneider & Associates LLP

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Security Intelligence Technologies, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Security Intelligence Technologies, Inc., of our report dated October 17, 2002 relating to the consolidated financial statements of Security Intelligence Technologies, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB of Security Intelligence Technologies, Inc. for the year ended June 30, 2002.

/s/ Schneider & Associates LLP
  ----------------------------
Schneider & Associates LLP
Certified Public Accountants



September 29, 2003

Jericho, New York